EXHIBIT 32

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of MAPICS, Inc. (the “Company”) on Form 10-Q for the three months ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard C. Cook, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD C. COOK

Richard C. Cook Director, President and Chief Executive Officer December 12, 2003

In connection with the Quarterly Report of MAPICS, Inc. (the “Company”) on Form 10-Q for the three months ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Casey, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL J. CASEY

Michael J. Casey Vice President of Finance, Chief Financial Officer and Treasurer December 12, 2003

A signed original of this written statement required by Section 906 has been provided to MAPICS, Inc. and will be retained by MAPICS, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.